UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 25, 2025

Date of Report (Date of earliest event reported)

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32698	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

540 Montreal Ave, Suite 127

Melbourne, FL 32935

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (914) 630-7430

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

On June 25, 2025, MGT Capital Investments, Inc., (the “Company”) and its then Interim Principal Executive Officer, Paul Taylor entered into a Termination of Employment Agreement under which Mr. Taylor resigned as Interim Principal Executive Officer of the Company. Under a Termination of Employment Agreement, a copy of which is attached as Exhibit 10.2 to this report on Form 8-K, the Company agreed to pay Mr. Taylor the $45,000 owed to him under his existing employment agreement.

Jonathan Pfohl, the Company’s current Chief Financial Officer has agreed to assume the title of Interim Chief Executive Officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.2	Termination of Employment Agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2025	MGT CAPITAL INVESTMENTS, INC.

	By:	/s/ Jonathan Pfohl
Jonathan Pfohl
Chief Financial Officer and Interim Chief Executive Officer

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